Exhibit 99.1

MoSys, Inc. Announces Third Quarter 2020 Financial Results

SAN JOSE, Calif., November 6, 2020 – MoSys, Inc. (NASDAQ: MOSY) (“MoSys” or the “Company”), a provider of semiconductor solutions that enable fast, intelligent data access for Cloud, networking, security and communications systems, today announced financial results for its third quarter ended September 3o, 2020.

Third Quarter 2020 Financial Results
Total net revenue for the third quarter of 2020 was $2.0 million, consistent with the previous quarter and compared with $1.2 million for the third quarter of 2019. Product revenue for the third quarter of 2020 was $1.8 million, compared with $1.7 million in the previous quarter and $1.0 million in the year ago period. The sequential and year-over-year increase in product revenue reflected increased shipments of Bandwidth Engine® products.

Gross margin for the third quarter of 2020 was 66%, compared with 69% for the second quarter of 2020 and 66% for the third quarter of 2019. The sequential decrease in gross margins was primarily attributable to product mix, including initial licensing revenue for its Virtual Accelerator Engine technology recorded in the second quarter of 2020.

Total operating expenses on a GAAP basis for the third quarter of 2020 were $1.9 million, consistent with the previous quarter and compared with $2.6 million in the third quarter of 2019. Total non-GAAP operating expenses, excluding stock-based compensation expenses, for the third quarter of 2020 were $1.9 million, consistent with the second quarter of 2020 and compared with $2.1 million in the third quarter of 2019. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss attributable to common stockholders for the third quarter of 2020 was $0.7 million, or $0.20 per share. This compared with a GAAP net loss of $1.0 million, or $0.32 per share, for the previous quarter which included a $0.4 million one-time, non-cash deemed dividend to account for a warrant exercise price adjustment for warrants issued in an October 2018 public offering of common stock, and a net loss of $1.8 million, or $0.83 per share, for the third quarter of 2019. The deemed dividend increased the net loss attributable to common stockholders by $0.13 for the nine months ended September 30, 2020.

Non-GAAP net loss for the third quarter of 2020 was $0.6 million, or $0.18 per share, consistent with the prior quarter and compared with a non-GAAP net loss of $1.3 million, or $0.60 per share, for the third quarter of 2019. Adjusted EBITDA for the third quarter of 2020 was a negative $0.5 million, consistent with the previous quarter and compared with a negative $1.2 million for the third quarter of 2019.

Management Commentary
“Like other companies across the globe, we continue to navigate multiple challenges related to the COVID-19 pandemic, including supply chain constraints that have resulted in extended component lead times and delays in customer projects and product launches,” stated Dan Lewis, President & CEO of MoSys. “Despite these challenges, revenue increased sequentially driven by increased shipments of our Accelerator Engine IC products to networking and security customers, as we executed operationally to meet our customers’ order and delivery requirements. Our lead application delivery customer is progressing, and we expect this customer’s first platform to commence initial production in the first half of 2021. In addition, we recorded multiple new design wins, as we continued to successfully promote our existing IC products.

During the third quarter, we also continued to advance the development of our Virtual Accelerator Engine (VAE) product line. The technology is well suited for integration into high-performance FPGAs, and we delivered our first implementation for packet classification, the Graph Memory Engine. We continue to work closely with our lead VAE customer and expect to execute a production license by early 2021. Other customers are also recognizing the benefits of this product, and we have multiple evaluations in progress.”

Mr. Lewis concluded, “Our fourth quarter will be impacted by customer transitions, as we believe we have completed final shipments to one customer and await new customer platforms to begin production in 2021. That said, we believe we are well positioned for expanding revenue opportunities in 2021, driven by new customer production for our Accelerator Engine products and development and production licenses for our VAE technology. We remain focused on the expansion of our VAE product portfolio, new design wins for our Accelerator Engine products, and close management of our expenses to preserve cash.”

Business Outlook
The Company expects total net revenue for the fourth quarter of 2020 to be in the range of $1.3 million to $1.6 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and deemed dividends. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, restructuring and impairment charges and a one-time deemed dividend. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated November 6, 2020 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding the impact of COVID-19 on its business, its anticipated total net revenue for the fourth quarter of 2020, the timing of a first production license for its Virtual Accelerator Engine products and the Company’s management of expenses. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

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a lack of working capital to aggressively fund product development and growth;
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the timing of customer orders and product shipments;
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risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, and a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results;
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customer concentration;
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lengthy sales cycle;
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ability to enhance our existing proprietary technologies and develop new technologies;
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achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
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difficulties and delays in the development, production, testing and marketing of our ICs;
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reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
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availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
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ability to make our new software acceleration and IP products commercially available and achieve customer acceptance of these new proprietary technologies;
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level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
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vigor and growth of markets served by our customers and our operations; and
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other risks identified in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2020, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission.

MoSys does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is focused on Accelerating Data Intelligence and provides both silicon chips and IP solutions to enable fast, intelligent data access and decision making for a wide range of markets including cloud networking, security, 5G, SmartNIC, test and measurement, and video systems. MoSys’s Quazar family of high-speed memories and the Blazar family of Accelerator Engines are memory integrated circuits with unmatched intelligence, performance and capacity that eliminate data access bottlenecks to deliver speed and intelligence in systems, including those scaling from 100G to multi-terabits per second. MoSys’s Stellar family of Virtual Accelerator Engines includes software, FPGA RTL and RISC-based firmware to accelerate applications and are portable across a wide range of hardware configurations with or without MoSys silicon chips. More information is available at: www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo, Quazar, Blazar and Stellar are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net Revenue
Product	$1,803	$1,037	$4,550	$7,233
Royalty and other	168	169	649	559
Total net revenue	1,971	1,206	5,199	7,792

Cost of Net Revenue	677	407	1,811	2,989

Gross Profit	1,294	799	3,388	4,803

Operating Expenses
Research and development	972	1,097	2,918	3,231
Selling, general and administrative	955	1,059	3,054	2,963
Impairment of goodwill	-	420	-	420
Total operating expenses	1,927	2,576	5,972	6,614

Loss from operations	(633)	(1,777)	(2,584)	(1,811)

Other expense, net	(74)	(24)	(167)	(83)
Net loss	$(707)	$(1,801)	$(2,751)	$(1,894)

Deemed dividend for warrant exercise price adjustment	-	-	(392)	-
Net loss attributable to common stockholders	$(707)	$(1,801)	$(3,143)	$(1,894)

Net loss per share
Basic and diluted	$(0.20)	$(0.83)	$(1.03)	$(0.88)

Shares used in computing net loss per share
Basic and diluted	3,546	2,171	3,037	2,161

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash, cash equivalents and investments	$6,921	$6,353
Accounts receivable, net	790	1,175
Inventories	713	968
Prepaid expenses and other	359	472
Total current assets	8,783	8,968

Property and equipment, net	86	197
Right-of-use lease asset	352	156
Other	17	78
Total assets	$9,238	$9,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$80	$218
Deferred revenue	-	166
Short-term lease liability	201	166
PPP note payable - current portion	171	-
Accrued expenses and other	1,233	1,155
Total current liabilities	1,685	1,705

Convertible notes payable	3,092	2,858
PPP note payable	408	-
Long-term lease liability	152	-
Total liabilities	5,337	4,563

Stockholders' equity	3,901	4,836

Total liabilities and stockholders’ equity	$9,238	$9,399

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

GAAP net loss attributable to common stockholders	$(707)	$(1,801)	$(3,143)	$(1,894)
Deemed dividend for warrant exercise price adjustment	-	-	392	-
Stock-based compensation expense
- Research and development	25	41	79	81
- Selling, general and administrative	38	43	118	118
Total stock-based compensation expense	63	84	197	199

Impairment of goodwill	-	420	-	420
Non-GAAP net loss	$(644)	$(1,297)	$(2,554)	$(1,275)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.20)	$(0.83)	$(1.03)	$(0.88)
Reconciling items
- Deemed dividend for warrant exercise price adjustment	-	-	0.13	-
- Stock-based compensation expense	0.02	0.04	0.06	0.09
- Impairment of goodwill	-	0.19	-	0.20

Non-GAAP net loss per share, basic and diluted	$(0.18)	$(0.60)	$(0.84)	$(0.59)

Shares used in computing non-GAAP net loss per share
Basic and diluted	3,546	2,171	3,037	2,161

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss attributable to common stockholders	$(707)	$(1,801)	$(3,143)	$(1,894)
Deemed dividend for warrant exercise price adjustment	-	-	392	-
Stock-based compensation expense
- Research and development	25	41	79	81
- Selling, general and administrative	38	43	118	118
Stock-based compensation expense	63	84	197	199
Impairment of goodwill	-	420	-	420

Non-GAAP net loss	(644)	(1,297)	(2,554)	(1,275)
EBITDA adjustments:
Depreciation	39	37	121	148
Interest expense	70	54	181	164

Adjusted EBITDA	$(535)	$(1,206)	$(2,252)	$(963)